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                                                                    EXHIBIT 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of DataWorks Corporation of our report dated April 5, 1996, relating to the financial statements of DCD Corporation, appearing on page F-3 of the DataWorks Corporation Annual Report on Form 10-K for the year ended December 31, 1997. We also consent to the reference to us under the heading "Experts" in such Prospectus.



Price Waterhouse LLP
Minneapolis, Minnesota
April 29, 1998